CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Tornado Gold International Corp.
8600 Technology Way, Suite 118
Reno, Nevada 89521

We consent to the use in this Registration Statement on Form S-1/A of our report dated April 9, 2008, relating to the financial statements of Tornado Gold International Corp. and to the reference of our firm under the headings "Experts."

/s/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
July 18, 2008